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Exhibit 99.1

ANALYST CONTACT:	MEDIA CONTACT:
James Polehna	James McIntire
(248) 244-4586	(248) 244-4305
james_polehna@kellyservices.com	james_mcintire@kellyservices.com

KELLY SERVICES CHAIRMAN AND CEO HOSPITALIZED

TROY, Mich., (February 9, 2006) – Carl Camden, President and Chief Operating Officer for Kelly Services, Inc., issued the following statement this morning:

“It is with great sadness that I announce that Terence Adderley, Chairman and Chief Executive Officer experienced a cardiac incident last evening and is currently hospitalized. We will continue to monitor his progress.

“Our thoughts and prayers are with Terry and his family.”

Kelly Services, Inc. (NASDAQ: KELYA, KELYB) is a Fortune 500 company headquartered in Troy, Mich., offering staffing solutions that include temporary staffing services, staff leasing, outsourcing, vendor on-site and full-time placement. Kelly operates in 30 countries and territories. Kelly provides employment to more than 700,000 employees annually, with skills including office services, accounting, engineering, information technology, law, science, marketing, light industrial, education, health care and home care. Revenue in 2005 was $5.3 billion. Visit www.kellyservices.com.

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